UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 7, 2023

FARMER BROTHERS CO
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive
Northlake, TX 76262

(Address of Principal Executive Offices) (Zip Code)
(682) 549-6600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2023 (the “Effective Date”), Farmer Bros. Co., a Delaware corporation (the “Company”), and certain of its subsidiaries entered into that certain Consent and Amendment No. 5 to Credit Agreement (the “Consent and Amendment”), with the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for each member of the lender group (in such capacity, the “Agent”). The Consent and Amendment amends that certain Credit Agreement, originally entered into by the parties on April 26, 2021, which governs the Company’s revolving credit facility (as amended or otherwise modified, the “Credit Agreement”).

Pursuant to the Consent and Amendment, among other things, the Agent and the Lenders consented (i) to the prior sales of real property of the Company listed on Exhibit A thereto (the “Prior Real Property Sales”) and (ii) to the proposed future sales of real property of the Company listed on Schedule S-1 thereto (the “Specified Real Property Sales”); provided that each of the Specified Real Property Sales (a) complies with the definition of “Permitted Dispositions,” as amended by the Consent and Amendment, and (b) is consummated within 18 months of the Effective Date. In light of the fact that, pursuant to the Consent and Amendment, the Agent and the Lenders consented to permitting the Company to potentially sell in the future various additional real properties as part of the Specified Real Property Sales, the general basket of real property sales in the definition of “Permitted Dispositions” in the Credit Agreement was adjusted from $15,000,000 to $2,500,000. Furthermore, in conjunction with the Consent and Amendment, the Agent released all of its security interests in the Company’s real properties located in Thousand Palms, California and Oklahoma City, Oklahoma.

The foregoing description of the Consent and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent and Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Consent and Amendment No. 5 to Credit Agreement, dated December 4, 2023, by and among Farmer Bros. Co., Boyd Assets Co., FBC Finance Company, Coffee Bean Holding Co., Inc., Coffee Bean International, Inc. and China Mist Brands, Inc., as borrowers, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMER BROS. CO.

Date: December 7, 2023	By:	/s/ Jared Vitemb
	Name:	Jared Vitemb
	Title:	VP, General Counsel, Chief Compliance Officer and Secretary